Exhibit 99.1

October 25, 2018

Media contact:	Investor/analyst contact:
Media Relations	Matt Grady
(206) 304-0008	Director, Investor Relations
(206) 392-5382

Alaska Air Group Reports Third Quarter 2018 Results
Financial Highlights:

•
Reported net income for the third quarter under Generally Accepted Accounting Principles (GAAP) of $217 million, or $1.75 per diluted share, compared to net income of $259 million, or $2.09 per diluted share in the third quarter of 2017. As the company has recently implemented new accounting standards, including the standards relating to revenue recognition and retirement benefits, 2017 financial information has been adjusted.

•
Reported net income for the third quarter, excluding special items such as merger-related costs and mark-to-market fuel hedge accounting adjustments, of $237 million, or $1.91 per diluted share, compared to $270 million or $2.18 per diluted share, in the third quarter of 2017. This quarter's adjusted results compare to the First Call analyst consensus estimate of $1.81 per share.

•	Paid a $0.32 per-share quarterly cash dividend in the third quarter, a 7% increase over the dividend paid in the third quarter of 2017.

•	Repurchased a total of 582,942 shares of common stock for approximately $37 million in the first nine months of 2018.

•	Generated approximately $1 billion of operating cash flow in the first nine months of 2018, including merger-related costs and other special items.

•	Held $1.4 billion in unrestricted cash and marketable securities as of September 30, 2018.

•
Reduced debt-to-capitalization ratio to 49% as of September 30, 2018, compared to 53% as of December 31, 2017, and down from 59% immediately following our acquisition of Virgin America. Reduced long-term debt balance to $1.7 billion as of September 30, 2018 from $2.6 billion as of December 31, 2016.

Operational Highlights:

•	Updated food and beverage menus to highlight West Coast inspired fresh meals, snacks and local craft beers further enhancing the airline's onboard guest experience.

•	Announced one new route to Columbus, Ohio, which will begin service in March 2019, and two new routes to El Paso, Texas, which will begin service in February 2019.

•	Began our fleet-wide installation of satellite Wi-Fi, completing three Airbus aircraft during the quarter.

•	Completed the painting of Alaska livery on 16 Airbus aircraft, and expect to have 33 completed by the end of the year.

•	Finalized the integrated seniority list for our pilots; all groups except for aircraft technicians are now under a single contract and have an integrated seniority list.

•	Added three Boeing 737-900ER aircraft to the mainline operating fleet and four Embraer 175 (E175) aircraft to the regional operating fleet in the third quarter of 2018.

Recognition and Awards:

•	Named "Best U.S. Airline" by Condé Nast Traveler in their 2018 Reader's Choice Awards.

•	Ranked as the top U.S. airline in the Dow Jones Sustainability Index (DJSI) for the second consecutive year, receiving top scores for “corporate governance” and “efficiency.”

•	Ranked "Best Airline" in the U.S. and Canada by KAYAK.

•	Mileage Plan ranked first in the U.S. News & World Report's list of Best Airline Rewards Programs for the fourth consecutive year.

•	Mileage Plan ranked in the top three airlines among traditional and low cost carriers in the 2018 J.D. Power Loyalty Program study.

•	Ranked among Forbes' 2018 global list for "World's Best Employers" and national list for "America’s Best Employers for New Graduates."
SEATTLE — Alaska Air Group, Inc., (NYSE: ALK) today reported third quarter 2018 GAAP net income of $217 million, or $1.75 per diluted share, compared to $259 million, or $2.09 per diluted share in the third quarter of 2017. Excluding the impact of merger-related costs and mark-to-market fuel hedge adjustments, the company reported adjusted net income of $237 million, or $1.91 per diluted share, compared to $270 million, or $2.18 per diluted share, in 2017.
“In the nearly two years since our merger closed, we've now completed approximately 90% of our integration milestones," said Alaska CEO Brad Tilden. "With that work now behind us, we are doubling down on what we do best - keeping fares low, delivering leading operational performance and offering top-rated customer service. The recent recognition by Condé Nast Traveler shows what our people can accomplish when we focus on what's most important and pull together as one team."
The following table reconciles the company's reported GAAP net income and earnings per diluted share (diluted EPS) for the three and nine months ended September 30, 2018 and 2017 to adjusted amounts.

	Three Months Ended September 30,
	2018		2017(a)
(in millions, except per-share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
GAAP net income and diluted EPS	$217	$1.75	$259	$2.09
Mark-to-market fuel hedge adjustments	5	0.04	(5)	(0.04)
Special items—merger-related costs	22	0.18	23	0.19
Income tax effect of reconciling items above	(7)	(0.06)	(7)	(0.06)
Non-GAAP adjusted net income and diluted EPS	$237	$1.91	$270	$2.18

	Nine Months Ended September 30,
	2018		2017(a)
(in millions, except per-share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
GAAP net income and diluted EPS	$414	$3.34	$645	$5.19
Mark-to-market fuel hedge adjustments	(30)	(0.24)	7	0.06
Special items—employee tax reform bonus	25	0.20	—	—
Special items—merger-related costs	67	0.54	86	0.69
Income tax effect of reconciling items above	(15)	(0.12)	(35)	(0.28)
Non-GAAP adjusted net income and diluted EPS	$461	$3.72	$703	$5.66

(a)	Certain historical information has been adjusted to reflect the adoption of new accounting standards.
Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables. A glossary of financial terms can be found on the last page of this release.
A conference call regarding the third quarter results will be streamed online at 8:30 a.m. Pacific time on October 25, 2018. It can be accessed at www.alaskaair.com/investors. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call.

References in this news release to "Air Group," "company," "we," "us" and "our" refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified. Alaska Airlines, Inc., Horizon Air Industries, Inc., and Virgin America Inc. are referred to as "Alaska," "Horizon," and "Virgin America" respectively, and together as our "airlines."

This news release may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2017, as well as in other documents filed by the Company with the SEC after the date thereof. Some of these risks include general economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our indebtedness, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, changes in laws and regulations and risks inherent in the achievement of anticipated synergies and the timing thereof in connection with the acquisition of Virgin America. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance, or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

Alaska Airlines and its regional partners fly 44 million guests a year to more than 115 destinations with an average of 1,200 daily flights across the United States and to Mexico, Canada and Costa Rica. With Alaska and Alaska Global Partners, guests can earn and redeem miles on flights to more than 900 destinations worldwide. Alaska Airlines ranked "Highest in Customer Satisfaction Among Traditional Carriers in North America" in the J.D. Power North America Airline Satisfaction Study for 11 consecutive years from 2008 to 2018. Learn about Alaska's award-winning service at newsroom.alaskaair.com and blog.alaskaair.com. Alaska Airlines and Horizon Air are subsidiaries of Alaska Air Group (NYSE: ALK).
###

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended September 30,			Nine Months Ended September 30,
(in millions, except per-share amounts)	2018	2017(a)	Change	2018	2017(a)	Change
Operating Revenues:
Passenger revenue	$2,043	$1,958	4%	$5,725	$5,505	4%
Mileage Plan other revenue	114	105	9%	329	314	5%
Cargo and other	55	47	17%	146	133	10%
Total Operating Revenues	2,212	2,110	5%	6,200	5,952	4%
Operating Expenses:
Wages and benefits	549	477	15%	1,629	1,397	17%
Variable incentive pay	27	40	(33)%	104	98	6%
Aircraft fuel, including hedging gains and losses	513	368	39%	1,397	1,051	33%
Aircraft maintenance	107	88	22%	320	271	18%
Aircraft rent	82	70	17%	233	204	14%
Landing fees and other rentals	135	124	9%	371	338	10%
Contracted services	70	76	(8)%	227	234	(3)%
Selling expenses	79	92	(14)%	245	277	(12)%
Depreciation and amortization	99	95	4%	290	275	5%
Food and beverage service	53	50	6%	158	145	9%
Third-party regional carrier expense	38	30	27%	114	84	36%
Other	141	150	(6)%	423	421	—%
Special items—merger-related costs	22	23	(4)%	67	86	(22)%
Special items—other	—	—	—%	25	—	NM
Total Operating Expenses	1,915	1,683	14%	5,603	4,881	15%
Operating Income	297	427	(30)%	597	1,071	(44)%
Nonoperating Income (Expense):
Interest income	11	9		29	25
Interest expense	(22)	(26)		(71)	(77)
Interest capitalized	5	5		14	13
Other—net	(7)	2		(20)	1
Total Nonoperating Income (Expense)	(13)	(10)		(48)	(38)
Income (Loss) Before Income Tax	284	417		549	1,033
Income tax expense	67	158		135	388
Net Income (Loss)	$217	$259		$414	$645

Basic Earnings (Loss) Per Share:	$1.76	$2.10		$3.36	$5.22
Diluted Earnings (Loss) Per Share:	$1.75	$2.09		$3.34	$5.19

Shares Used for Computation:
Basic	123.224	123.467		123.216	123.501
Diluted	123.864	124.220		123.804	124.341

Cash dividend declared per share:	$0.320	$0.300		$0.960	$0.900

(a)	Certain historical information has been adjusted to reflect the adoption of new accounting standards.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

(in millions)	September 30, 2018	December 31, 2017(a)
Cash and marketable securities	$1,397	$1,621

Total current assets	2,056	2,152
Property and equipment—net	6,495	6,284
Goodwill	1,943	1,943
Intangible assets	128	133
Other assets	271	234
Total assets	10,893	10,746

Air traffic liability	950	806
Current portion of long-term debt	345	307
Other current liabilities	1,593	1,573
Current liabilities	2,888	2,686
Long-term debt	1,684	2,262
Other liabilities and credits	2,530	2,338
Shareholders' equity	3,791	3,460
Total liabilities and shareholders' equity	$10,893	$10,746

Debt-to-capitalization ratio, adjusted for aircraft operating leases(b)	49%	53%

Number of common shares outstanding	123.361	123.061

(a)	Certain historical information has been adjusted to reflect the adoption of new accounting standards.

(b)	Calculated using the present value of remaining aircraft lease payments.

OPERATING STATISTICS SUMMARY (unaudited)
Alaska Air Group, Inc.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	Change	2018	2017	Change
Consolidated Operating Statistics:(a)
Revenue passengers (000)	12,128	11,639	4.2%	34,685	33,038	5.0%
RPMs (000,000) "traffic"	14,386	13,811	4.2%	41,272	39,072	5.6%
ASMs (000,000) "capacity"	16,943	16,164	4.8%	49,256	46,169	6.7%
Load factor	84.9%	85.4%	(0.5) pts	83.8%	84.6%	(0.8) pts
Yield(d)	14.20¢	14.18¢	0.1%	13.87¢	14.10¢	(1.6)%
RASM(d)	13.05¢	13.06¢	(0.1)%	12.59¢	12.89¢	(2.3)%
CASMex(b)(d)	8.15¢	8.00¢	1.9%	8.35¢	8.11¢	3.0%
Economic fuel cost per gallon(b)	$2.33	$1.80	29.4%	$2.26	$1.76	28.4%
Fuel gallons (000,000)	218	207	5.3%	631	592	6.6%
ASM's per gallon	77.7	78.1	(0.5)%	78.1	78.0	0.1%
Average number of full-time equivalent employees (FTE)	21,804	20,743	5.1%	21,575	19,723	9.4%
Mainline Operating Statistics:
Revenue passengers (000)	9,435	9,136	3.3%	27,107	25,850	4.9%
RPMs (000,000) "traffic"	13,096	12,694	3.2%	37,677	36,045	4.5%
ASMs (000,000) "capacity"	15,343	14,796	3.7%	44,730	42,397	5.5%
Load factor	85.4%	85.8%	(0.4) pts	84.2%	85.0%	(0.8) pts
Yield(d)	13.18¢	13.23¢	(0.4)%	12.95¢	13.13¢	(1.4)%
RASM(d)	12.28¢	12.35¢	(0.6)%	11.90¢	12.19¢	(2.4)%
CASMex(b)(d)	7.34¢	7.30¢	0.5%	7.58¢	7.34¢	3.3%
Economic fuel cost per gallon(b)	$2.32	$1.79	29.6%	$2.25	$1.76	27.8%
Fuel gallons (000,000)	189	183	3.3%	549	526	4.4%
ASM's per gallon	81.2	80.9	0.4%	81.5	80.6	1.1%
Average number of FTE's	16,499	15,862	4.0%	16,330	15,439	5.8%
Aircraft utilization	11.4	11.4	—%	11.4	11.1	2.7%
Average aircraft stage length	1,291	1,300	(0.7)%	1,293	1,296	(0.2)%
Operating fleet	231	218	13 a/c	231	218	13 a/c
Regional Operating Statistics:(c)
Revenue passengers (000)	2,693	2,503	7.6%	7,578	7,188	5.4%
RPMs (000,000) "traffic"	1,290	1,117	15.5%	3,595	3,027	18.8%
ASMs (000,000) "capacity"	1,600	1,368	17.0%	4,526	3,772	20.0%
Load factor	80.6%	81.7%	(1.1) pts	79.4%	80.2%	(0.8) pts
Yield(d)	24.50¢	25.15¢	(2.6)%	23.49¢	25.65¢	(8.4)%
RASM(d)	20.41¢	20.61¢	(1.0)%	19.32¢	20.67¢	(6.5)%
Operating fleet	89	83	6 a/c	89	83	6 a/c

(a)	Except for FTEs, data includes information related to third-party regional capacity purchase flying arrangements.

(b)	See a reconciliation of this non-GAAP measure and Note A for a discussion of potential importance of this measure to investors in the accompanying pages.

(c)	Data presented includes information related to flights operated by Horizon and third-party carriers.

(d)	Certain historical information has been adjusted to reflect the adoption of new accounting standards.

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended September 30, 2018
(in millions)	Mainline	Regional	Horizon	Consolidating & Other	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger revenues	$1,727	$316	$—	$—	$2,043	$—	$2,043
CPA revenues	—	—	128	(128)	—	—	—
Mileage Plan other revenue	104	10	—	—	114	—	114
Cargo and other	53	—	2	—	55	—	55
Total operating revenues	1,884	326	130	(128)	2,212	—	2,212
Operating expenses
Operating expenses, excluding fuel	1,126	267	118	(131)	1,380	22	1,402
Economic fuel	438	70	—	—	508	5	513
Total operating expenses	1,564	337	118	(131)	1,888	27	1,915
Nonoperating income (expense)
Interest income	15	—	—	(4)	11	—	11
Interest expense	(20)	—	(6)	4	(22)	—	(22)
Interest capitalized	4	—	1	—	5	—	5
Other	(5)	(2)	—	—	(7)	—	(7)
Total Nonoperating income (expense)	(6)	(2)	(5)	—	(13)	—	(13)
Income (loss) before income tax	$314	$(13)	$7	$3	$311	$(27)	$284

	Three Months Ended September 30, 2017(c)
(in millions)	Mainline	Regional	Horizon	Consolidating & Other	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger revenues	$1,677	$281	$—	$—	$1,958	$—	$1,958
CPA revenues	—	—	112	(112)	—	—	—
Mileage Plan other revenue	97	8	—	—	105	—	105
Cargo and other	46	—	1	—	47	—	47
Total operating revenues	1,820	289	113	(112)	2,110	—	2,110
Operating expenses
Operating expenses, excluding fuel	1,081	219	104	(112)	1,292	23	1,315
Economic fuel	328	45	—	—	373	(5)	368
Total operating expenses	1,409	264	104	(112)	1,665	18	1,683
Nonoperating income (expense)
Interest income	12	—	—	(3)	9	—	9
Interest expense	(25)	—	(4)	3	(26)	—	(26)
Interest capitalized	5	—	—	—	5	—	5
Other	2	—	—	—	2	—	2
Total Nonoperating income (expense)	(6)	—	(4)	—	(10)	—	(10)
Income (loss) before income tax	$405	$25	$5	$—	$435	$(18)	$417

	Nine Months Ended September 30, 2018
(in millions)	Mainline	Regional	Horizon	Consolidating & Other	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger revenues	$4,880	$845	$—	$—	$5,725	$—	$5,725
CPA revenues	—	—	375	(375)	—	—	—
Mileage Plan other revenue	301	28	—	—	329	—	329
Cargo and other	141	1	4	—	146	—	146
Total operating revenues	5,322	874	379	(375)	6,200	—	6,200
Operating expenses
Operating expenses, excluding fuel	3,392	755	345	(378)	4,114	92	4,206
Economic fuel	1,237	190	—	—	1,427	(30)	1,397
Total operating expenses	4,629	945	345	(378)	5,541	62	5,603
Nonoperating income (expense)
Interest income	39	—	—	(10)	29	—	29
Interest expense	(64)	—	(16)	9	(71)	—	(71)
Interest capitalized	12	—	2	—	14	—	14
Other	(9)	(11)	—	—	(20)	—	(20)
Total Nonoperating income (expense)	(22)	(11)	(14)	(1)	(48)	—	(48)
Income (loss) before income tax	$671	$(82)	$20	$2	$611	$(62)	$549

	Nine Months Ended September 30, 2017(c)
(in millions)	Mainline	Regional	Horizon	Consolidating & Other	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger revenues	$4,729	$776	$—	$—	$5,505	$—	$5,505
CPA revenues	—	—	317	(317)	—	—	—
Mileage Plan other revenue	291	23	—	—	314	—	314
Cargo and other	127	3	3	—	133	—	133
Total operating revenues	5,147	802	320	(317)	5,952	—	5,952
Operating expenses
Operating expenses, excluding fuel	3,111	625	323	(315)	3,744	86	3,830
Economic fuel	924	120	—	—	1,044	7	1,051
Total operating expenses	4,035	745	323	(315)	4,788	93	4,881
Nonoperating income (expense)
Interest income	29	—	—	(4)	25	—	25
Interest expense	(72)	—	(9)	4	(77)	—	(77)
Interest capitalized	12	—	1	—	13	—	13
Other	1	—	—	—	1	—	1
Total Nonoperating income (expense)	(30)	—	(8)	—	(38)	—	(38)
Income (loss) before income tax	$1,082	$57	$(11)	$(2)	$1,126	$(93)	$1,033

(a)
The Air Group Adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocation and does not include certain charges. See Note A in the accompanying pages for further information.

(b)	Includes merger-related costs, an employee bonus awarded in January in connection with the Tax Cuts and Jobs Act, and mark-to-market fuel hedge accounting adjustments.

(c)	Certain historical information has been adjusted to reflect the adoption of new accounting standards.

GAAP TO NON-GAAP RECONCILIATIONS (unaudited)
Alaska Air Group, Inc.

CASM Excluding Fuel and Special Items Reconciliation
	Three Months Ended September 30,				Nine Months Ended September 30,
	2018		2017(b)		2018		2017(b)
Consolidated:
CASM	11.30	¢	10.41	¢	11.38	¢	10.57	¢
Less the following components:
Aircraft fuel, including hedging gains and losses	3.02		2.27		2.84		2.27
Special items—merger-related costs and other(a)	0.13		0.14		0.19		0.19
CASM excluding fuel and special items	8.15	¢	8.00	¢	8.35	¢	8.11	¢

Mainline:
CASM	10.37	¢	9.64	¢	10.49	¢	9.74	¢
Less the following components:
Aircraft fuel, including hedging gains and losses	2.89		2.18		2.70		2.20
Special items—merger-related costs and other(a)	0.14		0.16		0.21		0.20
CASM excluding fuel and special items	7.34	¢	7.30	¢	7.58	¢	7.34	¢

(a)	Special items include merger-related costs and an employee bonus awarded in January in connection with the Tax Cuts and Jobs Act.

(b)	Certain historical information has been adjusted to reflect the adoption of new accounting standards.

Fuel Reconciliation
	Three Months Ended September 30,
	2018		2017
(in millions, except for per-gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$520	$2.38	$368	$1.78
(Gains) losses on settled hedges	(12)	(0.05)	5	0.02
Consolidated economic fuel expense	508	2.33	373	1.80
Mark-to-market fuel hedge adjustment	5	0.02	(5)	(0.02)
GAAP fuel expense	$513	$2.35	$368	$1.78
Fuel gallons	218		207

	Nine Months Ended September 30,
	2018		2017
(in millions, except for per gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$1,450	$2.30	$1,030	$1.74
(Gains) losses on settled hedges	(23)	(0.04)	14	0.02
Consolidated economic fuel expense	$1,427	$2.26	$1,044	$1.76
Mark-to-market fuel hedge adjustment	(30)	(0.05)	7	0.01
GAAP fuel expense	$1,397	$2.21	$1,051	$1.77
Fuel gallons	631		592

Debt-to-capitalization, adjusted for aircraft operating leases
(in millions)	September 30, 2018	December 31, 2017(a)
Long-term debt	$1,684	$2,262
Capitalization of aircraft operating leases(b)	1,887	1,671
Adjusted debt	3,571	3,933
Shareholders' equity	3,791	3,460
Total Invested Capital	$7,362	$7,393

Debt-to-capitalization ratio, adjusted for aircraft operating leases	49%	53%

(a)	Certain historical information has been adjusted to reflect the adoption of new accounting standards.

(b)	Calculated using the present value of remaining aircraft lease payments.

Note A: Pursuant to Regulation G, we are providing reconciliations of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors for the following reasons:

•
By eliminating fuel expense and certain special items (including merger-related costs) from our unit metrics, we believe that we have better visibility into the results of operations and our non-fuel cost-reduction initiatives. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management (and thus investors) to understand the impact of (and trends in) company-specific cost drivers such as labor rates and productivity, airport costs, maintenance costs, etc., which are more controllable by management.

•
Cost per ASM (CASM) excluding fuel and certain special items, such as merger-related costs, is one of the most important measures used by management and by the Air Group Board of Directors in assessing quarterly and annual cost performance.

•
Adjusted income before income tax and CASM excluding fuel (and other items as specified in our plan documents) are important metrics for the employee incentive plan, which covers the majority of Air Group employees.

•
CASM excluding fuel and certain special items is a measure commonly used by industry analysts, and we believe it is the basis by which they compare our airlines to others in the industry. The measure is also the subject of frequent questions from investors.

•
Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of certain items, such as merger-related costs and mark-to-market hedging adjustments, is important because it provides information on significant items that are not necessarily indicative of future performance. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

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Although we disclose our passenger unit revenues, we do not (nor are we able to) evaluate unit revenues excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total operating expenses. Fluctuations in fuel prices often drive changes in unit revenues in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

GLOSSARY OF TERMS

Aircraft Utilization - block hours per day; this represents the average number of hours per day our aircraft are in transit

Aircraft Stage Length - represents the average miles flown per aircraft departure

ASMs - available seat miles, or “capacity”; represents total seats available across the fleet multiplied by the number of miles flown

CASM - operating costs per ASM, or "unit cost"; represents all operating expenses including fuel and special items

CASMex - operating costs excluding fuel and special items per ASM; this metric is used to help track progress toward reduction of non-fuel operating costs since fuel is largely out of our control

Debt-to-capitalization ratio - represents adjusted debt (long-term debt plus the present value of future operating lease payments) divided by total equity plus adjusted debt

Diluted Earnings per Share - represents earnings per share (EPS) using fully diluted shares outstanding

Diluted Shares - represents the total number of shares that would be outstanding if all possible sources of conversion, such as stock options, were exercised

Economic Fuel - best estimate of the cash cost of fuel, net of the impact of our fuel-hedging program

Free Cash Flow - total operating cash flow generated less cash paid for capital expenditures

Load Factor - RPMs as a percentage of ASMs; represents the number of available seats that were filled with paying passengers

Mainline - represents flying Boeing 737 and Airbus 320 family jets and all associated revenues and costs

Productivity - number of revenue passengers per full-time equivalent employee

RASM - operating revenue per ASMs, or "unit revenue"; operating revenue includes all passenger revenue, freight & mail, Mileage Plan and other ancillary revenue; represents the average total revenue for flying one seat one mile

Regional - represents capacity purchased by Alaska from Horizon, SkyWest and PenAir. In this segment, Regional records actual on-board passenger revenue, less costs such as fuel, distribution costs, and payments made to Horizon, SkyWest and PenAir under the respective capacity purchased arrangement (CPAs). Additionally, Regional includes an allocation of corporate overhead such as IT, finance, other administrative costs incurred by Alaska and on behalf of Horizon.

RPMs - revenue passenger miles, or "traffic"; represents the number of seats that were filled with paying passengers; one passenger traveling one mile is one RPM

Yield - passenger revenue per RPM; represents the average revenue for flying one passenger one mile